Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 22, 2022, with respect to the consolidated financial statements of Calix, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Santa Clara, California
July 26, 2022